Exhibit 23.3

Consent of Independent Certified Public Accountant

        We hereby consent to the use in this Registration Statement on Form S-4 for Western Sierra Bancorp of our report dated February 13, 2004 relating to the financial statements of Gold Country Financial Services, Inc. and subsidiary as of December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003.

        We further consent to the reference to our firm under the heading "Experts" in this Registration Statement.

                      /s/ Richardson & Company

Sacramento, California
January 25, 2005